Exhibit 99.1

Monroe Capital Corporation Schedules First Quarter 2023 Earnings Release and Conference Call

CHICAGO, IL, April 26, 2023 – Monroe Capital Corporation (the “Company”) (NASDAQ: MRCC) announced today that it will report its first quarter 2023 financial results on Wednesday, May 10, 2023, after the close of the financial markets.

The Company will host a webcast and conference call to discuss these operating and financial results on Thursday, May 11, 2023 at 11:00 am ET. The webcast will be hosted on a webcast link located in the Investor Relations section of our website at http://ir.monroebdc.com/events.cfm. To participate in the conference call, please dial (800) 715-9871 approximately 10 minutes prior to the call. Please reference conference ID # 1734277. For those unable to listen to the live broadcast, the webcast will be available for replay on the Company’s website approximately two hours after the event.

ABOUT MONROE CAPITAL CORPORATION

Monroe Capital Corporation is a publicly-traded specialty finance company that principally invests in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments in middle-market companies. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit www.monroebdc.com.

ABOUT MONROE CAPITAL LLC

Monroe Capital LLC (“Monroe”) is a premier boutique asset management firm specializing in private credit markets across various strategies, including direct lending, asset-based lending, specialty finance, opportunistic, real estate, structured credit, and equity. Since 2004, the firm has been successfully providing capital solutions to clients in the U.S. and Canada. Monroe prides itself on being a value-added and user-friendly partner to business owners, management, and both private equity and independent sponsors. Monroe’s platform offers a wide variety of investment products for both institutional and high net worth investors with a focus on generating high quality “alpha” returns irrespective of business or economic cycles. The firm is headquartered in Chicago and maintains offices in Atlanta, Boston, Los Angeles, Miami, Naples, New York, San Francisco, and Seoul.

Monroe has been recognized by both its peers and investors with various awards including Private Debt Investor as the 2022 Lower Mid-Market Lender of the Year, 2022 CLO Manager of the Year, Americas; 2022 Best Performance in Private Debt – Mid Cap by Korean Economic Daily; Global M&A Network as the 2022 Small Mid-Markets Lender of the Year, Americas; Creditflux as the 2021 Best U.S. Direct Lending Fund; and Pension Bridge as the 2020 Private Credit Strategy of the Year. For more information and important disclaimers, please visit www.monroecap.com.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

SOURCE:         Monroe Capital Corporation

Investor Contact:	Mick Solimene
Chief Investment Officer and Chief Financial Officer
Monroe Capital Corporation
(312) 598-8401
Email: msolimene@monroecap.com

Media Contact:	Daniel Abramson
BackBay Communications
(857) 305-8441
Email: daniel.abramson@backbaycommunications.com